      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 1996

                                                           REGISTRATION NO. 333-

                                      -----------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      -----------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                      -----------

                              MERRILL LYNCH & CO., INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                             13-2740599
(STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

                                WORLD FINANCIAL CENTER
                                     NORTH TOWER
                               NEW YORK, NEW YORK 10281
                                    (212) 449-1000
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                      ---------


                              ROSEMARY T. BERKERY, ESQ.
                              ASSOCIATE GENERAL COUNSEL
                              MERRILL LYNCH & CO., INC.
                                WORLD FINANCIAL CENTER
                                     NORTH TOWER
                            NEW YORK, NEW YORK 10281-1334
                                    (212) 449-6990
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                       --------

           MERRILL LYNCH & CO., INC. LONG-TERM INCENTIVE COMPENSATION PLAN
                             FOR MANAGERS AND PRODUCERS
                               (FULL TITLE OF THE PLAN)

                           CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES       AMOUNT TO         PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
TO BE REGISTERED        BE REGISTERED            PRICE PER SHARE              OFFERING PRICE(2)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$1.33-1/3 per share,
(including Preferred Stock
Purchase Rights) (1)       20,000,000              $82.625                     $1,652,500,000              $500,757.58


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1)    Prior to the occurrence of certain events, the Preferred Stock
       Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(2) Calculated in accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on December 23, 1996.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Annual Report of Merrill Lynch & Co., Inc. (the "Company") on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the quarters ended March 29, 1996, June 28, 1996 and September 27, 1996 and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996,
February 7, 1996, February 29, 1996, March 1, 1996, March 12, 1996, March 18,
1996, April 1, 1996, April 15, 1996, May 1, 1996, May 13, 1996, May 15, 1996,
May 28, 1996 (as amended by Form 8-K/A filed June 7, 1996), July 9, 1996,
July 16, 1996, July 31, 1996, August 12, 1996, October 15, 1996, and
October 30, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $1.33-1/3 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share, issuable in series ("Preferred Stock"). The holders of shares of Common Stock are entitled to one vote for each share held and each share of Common Stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of Common Stock are, and the shares offered hereby will be, duly and validly issued, fully paid and nonassessable. Each share is eligible to participate under the Rights Agreement referenced below and, to the extent specified therein, to purchase certain securities upon the occurrence of certain events specified in the Rights Agreement.

          The Board of Directors of the Company, without further action by stockholders, has the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the powers (including voting power), designations, preferences as to dividends and liquidation, and relative, participating, optional, or other special rights and the qualifications, limitations, or restrictions thereof. As of December 27, 1996, there were 17,000,000 Depositary Shares issued each representing a one-four hundredth interest in a share of the Company's 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock"). The 9% Preferred Stock is a single series consisting of 42,500 shares with an aggregate liquidation preference of $425,000,000. As of December 27, 1996, there were 42,500 shares of 9% Preferred Stock outstanding. As of December 27, 1996, there were 3,000 shares of the Company's Remarketed Preferred StockSM, Series C (the "RP-Registered Trademark-Stock") issued, of which 1,938 were outstanding. From time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") may occasionally acquire a temporary position in the Depositary Shares and shares of RP Stock. As of December 27, 1996, the Depositary Shares and shares of RP Stock held by MLPF&S for the purpose of resale was not material. The 9% Preferred Stock and RP Stock have dividend and liquidation preference over the Common Stock and over the Series A Junior Preferred Stock issuable pursuant to a Rights Agreement dated as of December 16, 1987 between ML & Co. and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company).

ITEM 5.   INTERESTS OF EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plan. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

4(a) Restated Certificate of Incorporation of the Company, as amended April 24, 1987 (incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1992 ("1992 10-K") (File No. 1-7182)).
4(b) Certificate of Amendment, dated April 29, 1993, of the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 1993 ("First Quarter 1993 10-Q") (File No. 1-7182)).
4(c) By-Laws of the Company, effective as of July 22, 1996 (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996 (File No. 1-7182)).
4(d) Form of Rights Agreement, dated as of December 16, 1987, between the Company and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company) (incorporated by reference to
          Exhibit 3(iv) to the 1992 10-K).
4(e) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(iii) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 (File No. 1-7182)).
4(f) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Remarketed Preferred Stock, Series C (incorporated by reference to Exhibit 3(ii) to the First Quarter 1993 10-Q).

4(g) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(f) to the Company's Registration Statement on Form S-3 (File No. 33-19975)).
5         Opinion of Brown & Wood LLP.
15        Letter re: unaudited interim financial information.
23(a)     Consent of Brown & Wood LLP (included as part of Exhibit 5).
23(b)     Consent of Deloitte & Touche LLP.
24        Power of Attorney (included on page 5).

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 27th day of December, 1996.

                                           MERRILL LYNCH & CO., INC.

                                           By: /s/ Daniel P. Tully
                                              ---------------------------
                                                Daniel P. Tully
                                              (CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER)

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Tully, David H. Komansky, Joseph T. Willett and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their r his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 27th DAY OF DECEMBER, 1996.



            Signature                                    Title
            ---------                                    -----

 /s/ Daniel P. Tully
-----------------------------------              Chairman of the Board,
        (Daniel P. Tully)                        Chief Executive Officer and
                                                 Director

 /s/ David H. Komansky
-----------------------------------              President, Chief Operating
       (David H. Komansky)                       Officer and Director

 /s/ Joseph T. Willett
-----------------------------------              Senior Vice President and
       (Joseph T. Willett)                       Chief Financial Officer
                                                 (Principal Financial Officer)

 /s/ Michael J. Castellano
-----------------------------------              Senior Vice President and
     (Michael J. Castellano)                     Controller (Principal
                                                 Accounting Officer)


            Signature                                    Title
            ---------                                    -----
 /s/ William O. Bourke
-------------------------                              Director
  (William O. Bourke)

 /s/ W.H. Clark
-------------------------                              Director
    (W.H. Clark)

 /s/ Jill K. Conway
--------------------------                             Director
    (Jill K. Conway)

 /s/ Stephen L. Hammerman
---------------------------                            Director
   (Stephen L. Hammerman)

 /s/ Earle H. Harbison, Jr.
----------------------------                           Director
   (Earle H. Harbison, Jr.)

 /s/ George B. Harvey
-----------------------------                          Director
    (George B. Harvey)

 /s/ William R. Hoover
------------------------------                         Director
    (William R. Hoover)

 /s/ Robert P. Luciano
-------------------------------                        Director
    (Robert P. Luciano)

 /s/ David K. Newbigging
--------------------------------                       Director
     (David K. Newbigging)

--------------------------------                       Director
    (Aulana L. Peters)

--------------------------------                       Director
    (John J. Phelan, Jr.)

 /s/ William L. Weiss
--------------------------------                       Director
    (William L. Weiss)

                                      6

                                    EXHIBIT INDEX


Exhibit No.   Description                                                  Page
-----------   -----------                                                  ----

4(a) Restated Certificate of Incorporation of the Company, as amended April 24, 1987 (incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1992 ("1992 10-K") (File No. 1-7182)).

 4(b) Certificate of Amendment, dated April 29, 1993, of the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 1993 ("First Quarter 1993 10-Q") (File No. 1-7182)).

 4(c) By-Laws of the Company, effective as of July 22, 1996 (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996 (File No. 1-7182)).

 4(d) Form of Rights Agreement, dated as of December 16, 1987, between the Company and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company)
              (incorporated by reference to Exhibit 3(iv) to the 1992
              10-K).

 4(e) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(iii) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 (File No. 1-7182)).

 4(f) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Remarketed Preferred Stock, Series C (incorporated by reference to Exhibit 3(ii) to the First Quarter 1993 10-Q).

 4(g) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(f) to the Company's Registration Statement on Form S-3 (File No. 33-19975)).

5             Opinion of Brown & Wood LLP.

15            Letter re: unaudited interim financial information.

23(a)         Consent of Brown & Wood LLP (included as part of Exhibit 5).

23(b)         Consent of Deloitte & Touche LLP.

24            Power of Attorney (included on page 5).



                                       7